UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 30, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on November 30, 2007, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Genworth Financial Inc. (the “Company”) increased the size of the Board to ten directors and elected Risa J. Lavizzo-Mourey, M.D., as a new independent director. As of the date of her election, Dr. Lavizzo-Mourey will participate in the Company’s compensation plans for non-management directors, as disclosed in Company’s 2007 annual meeting proxy statement. It is anticipated that the Board will determine Dr. Lavizzo-Mourey’s committee appointments in the future.

Dr. Lavizzo-Mourey is the President and Chief Executive Officer of the Robert Wood Johnson Foundation. She has served in that capacity since January 2003. She previously served as a Senior Vice President of the Robert Wood Johnson Foundation from April 2001 to January 2003. Dr. Lavizzo-Mourey served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1984 to 1992 and 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania from 1997 to 2001. She has served on numerous federal advisory committees, including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine’s Panel on Disease and Disability Prevention Among Older Adults, and the President’s Advisory Commission on Consumer Protection and Quality in the Healthcare Industry. Dr. Lavizzo-Mourey also serves as a director of Hess Corporation.

Dr. Lavizzo-Mourey earned her medical degree from Harvard Medical School and an M.B.A. from the University of Pennsylvania’s Wharton School. She completed a residency in Internal Medicine at Brigham and Women’s Hospital in Boston and was a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania.

Item 8.01. Other Events.

On November 30, 2007, the Company’s Board of Directors approved a stock repurchase program (the “Program”), authorizing the Company to repurchase up to $1 billion of its common stock through the end of 2009. The Company expects the purchases to be made from time to time in the open market, through block trades or otherwise (including, without limitation, using Rule 10b5-1 plans), or in privately negotiated transactions (including, without limitation, accelerated share repurchase agreements). Any repurchases would be funded from excess capital capacity or by the release of capital from selected blocks of business through potential reinsurance and capital markets transactions. The Company currently expects to use about half of its authority by the end of 2008, subject to market conditions and alternative capital opportunities.

The timing of the share repurchases under the Program will depend on a variety of factors, including market conditions, and share repurchases may be suspended or discontinued at any time. Shares of common stock acquired through the Program will be held as treasury shares, until such time as they may be re-issued for general corporate purposes or retried by the Company.

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This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts as well as statements identified by words such as “expects”, “will”, or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond the Company’s control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: December 3, 2007	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

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